Exhibit 3.1

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MEI PHARMA, INC.

MEI Pharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.
The name of the Corporation is MEI Pharma, Inc. and the corporation was originally incorporated under the name, Marshall Edwards, Inc.

2.
Article I of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“I. The name of the corporation (hereinafter referred to as the “Corporation”) is Lite Strategy, Inc.”

3.
The future effective time of the foregoing amendment is 12:01 a.m. on September 10, 2025.

4.
That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows]

Exhibit 3.1

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an officer of the Corporation this 2nd day of September, 2025.

MEI PHARMA, INC.

By: /s/ Justin J. File

Name: Justin J. File

Title: Acting Chief Executive Officer, Chief Financial Officer and Secretary

[Signature Page to Certificate of Amendment]